UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2009 (June 25, 2009)

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Blandonnet International Business Center Chemin de Blandonnet 2 Building F, 7th Floor Vernier, Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported in a Current Report on Form 8-K filed on May 21, 2009, on May 15, 2009, the Board of Directors of Transocean Ltd. (the “Company”) appointed Ricardo H. Rosa to fill the position of Senior Vice President and Chief Financial Officer effective September 1, 2009. On June 25, 2009, the Chairman of the Executive Compensation Committee of the Board of Directors approved an increase in Mr. Rosa’s base salary and 2009 annual cash bonus opportunity percentage effective September 1, 2009. In addition, Mr. Rosa will receive an assignment memorandum providing for the following allowances and reimbursements, which are provided to each officer of the Company who relocates to Switzerland:

•

a relocation package that includes, among other things, a lump sum relocation allowance equal to one month’s base salary plus $10,000 (up to a maximum of $30,000); temporary housing in Switzerland for up to six months; and standard outbound services, including a “house hunting” trip, tax preparation and financial planning services, home sales assistance, shipment of personal effects and other relocation costs;

•	a housing allowance of 14,000 Swiss francs per month, for five years;

•	a car allowance of 1,000 Swiss francs per month, for five years;

•	a cost of living allowance of 15% of base pay, for five years, capped at a maximum of $75,000 per year;

•	reimbursement or payment of school fees for eligible dependents under age 19; and

•	a home leave allowance equivalent to a full-fare economy round-trip ticket for the employee, spouse and qualifying dependents back to their point of origin.

As with the Company’s other officers who relocate to Switzerland, the Company will offer tax equalization to Mr. Rosa so that his tax liability will be equal to his “stay at home” tax liability with respect to his base salary, annual bonus and incentive plan awards. As a non-U.S. employee, Mr. Rosa may choose, as an alternative to this U.S. tax equalization program, to be personally responsible for Swiss taxes on his base salary, annual bonus and incentive plan awards. The allowances and reimbursements outlined above would be grossed up to cover Swiss taxes and social security payments. Mr. Rosa will be fully reimbursed for any obligation he may have to pay Swiss wealth tax. Mr. Rosa’s base salary and 2009 annual cash bonus opportunity percentage are set forth in Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The exhibits to this report are as follows:

Exhibit No.	Description
10.1	Base Salary and 2009 Annual Cash Bonus Opportunity Percentage for Mr. Rosa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: June 26, 2009	By	/s/ Margaret C. Fitzgerald
Margaret C. Fitzgerald Associate General Counsel

Index to Exhibits

Exhibit Number	Description
10.1	Base Salary and 2009 Annual Cash Bonus Opportunity Percentage for Mr. Rosa.